Exhibit 10.5

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made as of this 20th day of October, 2005, by Southwest Casino and Hotel Corp., a Minnesota corporation (the “Debtor”), in favor of CROWN BANK, a Minnesota state banking corporation (the “Secured Party”).

In order to secure the payment of the obligations of the Debtor to the Secured Party pursuant to that certain Revolving Credit and Term Loan Agreement of even date herewith (the “Credit Agreement”) by and between the Debtor and the Secured Party and as evidenced by the Notes (as defined in the Credit Agreement) executed by Debtor, and each and every other debt, liability and obligation of every type and description which the Debtor may now or at any time hereafter owe to the Secured Party, (whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises under or is evidenced by this Agreement, the Credit Agreement, the Notes or any other present or future instrument or agreement or by operation of law, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint or joint and several) (all such debts, liabilities and obligations of the Debtor to the Secured Party are herein collectively referred to as the “Secured Obligations”), the Debtor hereby agrees as follows:

1.             SECURITY INTEREST AND COLLATERAL.  In order to secure the payment and performance of the Secured Obligations, the Debtor hereby grants to the Secured Party a security interest (herein called the “Security Interest”) in and to the following property (hereinafter collectively referred to as the “Collateral”):

SEE EXHIBIT A ATTACHED HERETO AND INCORPORATED

HEREIN BY THIS REFERENCE.

2.             REPRESENTATIONS, WARRANTIES AND AGREEMENTS.  The Debtor hereby represents and warrants to, and covenants and agrees with, the Secured Party as follows:

(a)           The Collateral will be used primarily for business purposes.  The Collateral shall be located on the real property located at the locations listed on Schedule 4.1 of the Credit Agreement.

(b)           The Debtor is a Minnesota corporation and the address of the Debtor’s chief executive office is 2001 Killebrew Drive, Suite 350, Minneapolis, Minnesota, 55425, and it keeps and will keep all of its books and records with respect to all of its accounts at such address, except for the books and records with regard to Uncle Sam’s Casino, which are kept at 251 East Bennett Avenue, Cripple Creek, Colorado, 80813.  The Debtor shall not change its state of organization or chief executive office without the Secured Party’s prior written consent.  The Debtor’s state of organization has been its state of organization since the date of the Debtor’s organization.

(c)           If any part or all of the Collateral will become so related to particular real estate as to become a fixture, the Debtor will promptly advise the Secured Party as to real estate concerned and the record owner thereof and execute and deliver any and all instruments necessary to perfect the Security Interest therein and to assure that such Security Interest will be prior to the interest therein of the owner of the real estate unless the Secured Party has a Security Interest in such fixture pursuant to another financing statement.

(d)           During the preceding one (1) year, the Debtor has not changed its name or operated or conducted business under any trade name or “d/b/a” which is different from its corporate name other than “Uncle Sam’s Casino.”  The Debtor shall promptly notify the Secured Party of any change in such name or if it operates or conducts business under any trade name or “d/b/a” which is different from such name.

(e)           The Debtor has (or will have at the time the Debtor acquires rights in Collateral hereafter acquired or arising) and will maintain absolute title to each item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest, and such other security interests as are permitted under the Credit Agreement (the Security Interest and the security interests permitted under the Credit Agreement are hereinafter collectively referred to as the “Permitted Interests”), and will defend the Collateral against all claims or demands of all persons other than the Secured Party and those holding Permitted Interests.  Except as permitted in the Credit Agreement, the Debtor will not sell or otherwise dispose of the Collateral or any interest therein.

(f)            The Debtor will not permit any Collateral to be located in any state (and, if a county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed.

(g)           The Debtor authorizes the Secured Party to file all of the Secured Party’s financing statements and amendments to financing statements, and all terminations of the filings of other secured parties, all with respect to the Collateral, in such form and substance as the Secured Party, in its sole discretion, may determine.

(h)           All rights to payment and all instruments, documents, chattel paper and other agreements constituting or evidencing Collateral are (or will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, set-off or counterclaim (other than those arising in the ordinary course of business) of each account debtor or other obligor named therein or in the Debtor’s records pertaining thereto as being obligated to pay such obligation.  The Debtor will not agree to any modification, amendment or cancellation of any such obligation without the Secured Party’s prior written consent, and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

(i)            The Debtor will (i) keep all Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof; (ii) other than taxes and other governmental charges contested in good faith and by appropriate proceedings, promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest; (iii) keep all Collateral free and clear of all security interests, liens and encumbrances except the Permitted Interests; (iv) at all reasonable times, permit the Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy the Debtor’s books and records pertaining to the Collateral and its business and financial condition and to discuss with account debtors and other obligors requests for verifications of amounts owed to the Debtor; (v) keep accurate and complete records pertaining to the Collateral and pertaining to the Debtor’s business and financial condition and will submit to the Secured Party such periodic reports concerning the Collateral and the Debtor’s business and financial condition as the Secured Party may from time to time reasonably request; (vi) promptly notify the Secured Party of any loss or material damage to any Collateral or of any material adverse change, known to the Debtor, in the prospect of payment of any sums due on or under any instrument, chattel paper or account constituting Collateral; (vii) if the Secured Party at any time so requests promptly deliver to the Secured Party any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by the Debtor to the Secured Party; (viii) at all times keep all Collateral insured against risks of fire (including so called extended coverage), theft, collision (in case of collateral consisting of motor vehicles) and such other risks and in such amounts as the Secured Party may reasonably request, with any loss payable to the Secured Party to the extent of its interest and notify the Secured Party in writing of any loss or damage to the Collateral or any part; (ix) from time to time execute such financing statements or other forms, including, without limitation, patent and trademark recordation forms, as the Secured Party may reasonably deem required to be filed in order to perfect the Security Interest and, if any Collateral is covered by a certificate of title, execute such documents as may be required to have the Security Interest properly noted on a certificate of title; (x) pay when due or reimburse the Secured Party on demand for all costs of collection of any of the Secured Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys’ fees) incurred by the Secured Party in connection with the creation, perfection, satisfaction or enforcement of the Security Interest or the execution or creation, continuance or enforcement of this Agreement or any or all of the Secured Obligations including expenses incurred in any litigation or bankruptcy or insolvency proceedings; (xi) execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which the Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and the Secured Party’s rights under this Agreement, including, without limitation, an assignment of claim with respect to any account which is a government receivable; (xii) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance; (xiii) permit the Secured Party at any time and from time to time to send requests (both before and after the occurrence of an Event of Default) to account debtors or other obligors for verification of amounts owed to Debtor; and (xiv) not permit any Collateral to become part of or to be affixed to any real property, without first assuring to the reasonable satisfaction of the Secured Party that the Security Interest will be prior and senior to any interest or lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein.  If the Debtor at any time fails to perform or observe any agreement contained in this Section 2(i), and if such failure shall continue for a period of ten (10) calendar days after the Secured Party gives the Debtor written notice thereof (or, in the case of the agreements contained in clauses (viii) and (ix) of this Section 2(i), immediately upon the occurrence of such failure, without notice or lapse of time) the Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of the Debtor (or, at the Secured Party’s option, in the Secured Party’s own name) and may (but need not) take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances (other than Permitted Interests), the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Debtor shall thereupon pay the Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees) incurred by the Secured Party in connection with or as a result of the Secured Party’s performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by the Secured Party at the rate provided for in the Revolving Note.  To facilitate the performance or observance by the Secured Party of such agreements of the Debtor, the Debtor hereby irrevocably appoints (which appointment is coupled with an interest) the Secured Party, or its delegate, as the attorney-in-fact of the Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of the Debtor, any and all instruments, documents, financing statements, forms, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Debtor under this Section 2.

3.             ASSIGNMENT OF INSURANCE.  The Debtor hereby assigns to the Secured Party, as additional security for the payment of the Secured Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Debtor under or with respect to, any and all policies of insurance covering the Collateral, and the Debtor hereby directs the issuer of any such policy to pay any such moneys to the Secured Party.  Before and upon the occurrence of an Event of Default, and at any time thereafter, the Secured Party may (but need not) in its own name or in the Debtor’s name, execute and deliver proofs of claim, receive all such moneys (subject to the Debtor’s rights), endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

4.             COLLECTION OF ACCOUNTS.  Except as otherwise provided in this Section 4, the Debtor shall continue to collect, at its own expense, all amounts due or to become due to Debtor under the Accounts.  At any time after the occurrence of a Default or an Event of Default, the Secured Party may, and at the request of the Secured Party the Borrower shall, promptly notify any account debtor, issuer or obligor of any Account, instrument, Investment Property, chattel paper, letter of credit right, other right to payment or General Intangible constituting Collateral that the same has been assigned to the Secured Party and direct such account debtor, issuer or obligor to make all future payments to the Secured Party.  In addition to its rights under the preceding sentence in this Section 4, Secured Party, at any time after the occurrence of a Default or an Event of Default, may require that Debtor instruct all current and future account debtors and obligors on other Collateral to make all payments directly to a Lock Box (the “Lock Box”)

controlled by the Secured Party.  All payments received in the Lock Box shall be transferred to a special bank account (the “Collateral Account”) maintained for the benefit of the Secured Party subject to withdrawal by the Secured Party only.  After the Secured Party’s exercise of its right to direct account debtors or other obligors on any Collateral to make payments directly to Secured Party or to require Debtor to establish a Lock Box, Debtor shall immediately deliver all full and partial payments on any Collateral received by Debtor to Secured Party in their original form, except for endorsements where necessary.  Secured Party, at its sole discretion, may hold any collections on the Collateral delivered to it or deposited in the Collateral Account as cash collateral or may apply such collection to the payment of the Secured Obligations in such order as Secured Party may elect.  Until such payments are so delivered to Secured Party, such payments shall be held in trust by Debtor for and as Secured Party’s property, and shall not be commingled with any funds of Debtor.  Any application of any collection to the payment of the Secured Obligations is conditioned upon final payment of any check or other instrument.  The Debtor shall execute any and all such documents as the Secured Party may reasonably require in connection with the establishment of the Lock Box and the Collateral Account, the form of such documents to be conclusively determined by the Secured Party in its sole and absolute discretion.  Without limiting the generality of the foregoing, the Debtor shall have no right to withdraw any funds from the Collateral Account, and the Debtor shall have no control over such Collateral Account.  Such Collateral Account and all funds at any time therein shall constitute Collateral under this Agreement.  All items credited to the Collateral Account and subsequently returned and all other costs, fees and charges of or charged to the Secured Party in connection with the Lock Box and/or the Collateral Account may be charged to any account of the Debtor, and the Debtor shall pay the Secured Party all such amounts on demand.

5.             REMEDIES.  Upon the occurrence of an Event of Default, and at any time thereafter, the Secured Party may exercise any one or more of the following rights or remedies if any or all of the Secured Obligations are not paid when due: (i) exercise and enforce any or all rights and remedies available after default to a secured party under the Uniform Commercial Code, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of or use any or all of the Collateral; (ii) the Secured Party may require the Debtor to assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties; (iii) exercise its rights under any lessors’ agreements regardless of whether or not the Debtor is in default under such leases; and (iv) exercise or enforce any or all other rights or remedies available to the Secured Party by law or agreement against the Collateral, against the Debtor or against any other person or property.  The Secured Party is hereby granted a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, copyrights and patents of the Debtor that the Secured Party deems necessary or appropriate to the disposition of any Collateral.  If notice to the Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 6 below) at least ten (10) calendar days prior to the date of intended disposition or other action.

6.             SURETY PROVISIONS.  Debtor hereby:

(a)           waives (i) presentment, demand, notice of nonpayment, protest and notice of protest on the Secured Obligations; and (ii) notice of the creation or incurrence of the Secured Obligations;

(b)           agrees that Secured Party may from time to time, without notice to Debtor, which notice is hereby waived by Debtor, extend, renew or compromise the Secured Obligations, in whole or in part, without releasing, extinguishing or affecting in any manner whatsoever the security interest granted hereunder, the foregoing acts being hereby consented to by Debtor;

(c)           agrees that Secured Party shall not be required to first resort for payment to any other person, entity or corporation, their properties or estates, or any other right or remedy whatsoever, prior to enforcing this Security Agreement;

(d)           agrees that this Security Agreement shall be construed as a continuing, absolute and unconditional agreement without regard to (i) the validity, regularity or enforceability of the Secured Obligations, or the disaffirmance thereof in any insolvency or bankruptcy proceeding relating to the Debtor, or (ii) any event or any conduct or action of the Secured Party or any other party, which might otherwise constitute a legal or equitable discharge of a surety or of the security interest granted hereunder but for this provision;

(e)           agrees that this Security Agreement shall remain in full force and effect and be binding upon Debtor until the credit expires and the Secured Obligations are paid in full;

(f)            agrees that Secured Party is expressly authorized to renew, extend, compromise, exchange, release or surrender any or all collateral and security pledged by the Debtor or any other party to Secured Party to secure all or any part of the Secured Obligations, with or without consideration and without notice to Debtor and without in any manner affecting the security interest granted hereunder; and that the security interest granted hereunder shall not be affected or impaired by any failure, neglect or omission on the part of Secured Party to realize upon the Secured Obligations, or upon any collateral or security therefor, not by the taking by Secured Party of any other security agreement or guaranty to secure the Secured Obligations of any other indebtedness of the Debtor to Secured Party, nor by any act or failure to act whatsoever which but for this provision might or could in law or in equity act to release the security interest granted hereunder;

(g)           agrees that the security interest granted hereunder shall not be affected or impaired by the existence or creation from time to time, with or without notice to Debtor, which notice is hereby waived, of indebtedness from the Debtor to Secured Party in addition to the Secured Obligations, the creation or existence of such additional indebtedness being hereby consented to by Debtor;

(h)           agrees that the possession of this security interest by Secured Party shall be conclusive evidence of due execution and delivery hereof by Debtor;

(i)            agrees that Debtor may be joined in any action or proceeding commenced in connection with or based upon the Secured Obligations and this Security Agreement may be enforced in any such action or proceeding or in any independent action or proceeding against Debtor should the Debtor fail to duly and punctually pay any of the principal of or interest on the Secured Obligations, without any requirement that Secured Party first assert, prosecute or exhaust any remedy or claim against any other party;

(j)            agrees that no waiver by Secured Party of any Event of Default shall be a waiver of any other Event of Default or of the same Event of Default on a later occasion; no delay or failure by Secured Party to exercise any right or remedy hereunder or under applicable law shall be a waiver of such right or remedy; and no single or partial exercise by Secured Party of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy at any other time; and

(k)           agrees that each remedy of the Secured Party hereunder is distinct and cumulative to every other right or remedy under this Security Agreement, the documents related hereto, or afforded by law, and may be exercised concurrently or independently.

7.             MISCELLANEOUS.  This Agreement does not contemplate a sale of accounts or chattel paper, and, as provided by law, the Debtor is entitled to any surplus and shall remain liable for any deficiency.  This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party.  A waiver signed by the Secured Party shall be effective only in the specific instance and for the purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party’s rights or remedies.  All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.  All notices to be given to the Debtor shall be deemed sufficiently given if deposited in the United States mails, registered or certified, postage prepaid, or personally delivered to the Debtor at its address set forth herein.  The Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if the Secured Party exercises reasonable care in physically safe keeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Secured Party need not otherwise preserve, protect, insure or care for any Collateral.  The Secured Party shall not be obligated to preserve any rights the Debtor may have against any other party, to realize on the Collateral at all or in any particular manner or order, or following the occurrence of a Default or an Event of Default, to apply any cash proceeds of Collateral in any particular order of application.  This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by the Debtor and delivered to the Secured Party, and the Debtor waives notice of the Secured Party’s acceptance hereof.  Except to the extent otherwise required by law, this Agreement shall be governed by the laws of the State of Minnesota and, unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code, as in effect in said state, shall have the meanings therein stated and all capitalized terms used herein which are defined in the Credit Agreement shall have the meanings therein stated.  If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.  All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Secured Obligations.

IN WITNESS WHEREOF, the Debtor has executed and delivered to the Secured Party this Security Agreement as of the day and year first above written.

SOUTHWEST CASINO AND HOTEL CORP.

By:	/s/ Thomas E. Fox
Thomas E. Fox
Its: President and Chief Financial Officer

EXHIBIT A

(Description of Collateral)

1.             All assets of the Debtor including, without limitation, all of the Debtor’s Accounts, chattel paper (including, without limitation, electronic chattel paper and tangible chattel paper), deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, patents, patent rights, copyrights, trademarks, trade names, goodwill, royalty rights, franchise rights, license rights, software, payment intangibles, and Receivables; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) proceeds of any and all of the foregoing; (iii) in the case of all tangible goods, all accessions; (iv) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any tangible goods; (v) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (vi) all collateral subject to the lien of any Security Document; (vii) any money, or other assets of the Debtor, that now or hereafter come into the possession, custody or control of the Secured Party; all supporting obligations.

2.             Without limiting the generality of the foregoing, the fifty percent (50%) Membership Interest owned by the Debtor in North Metro Harness Initiative, LLC, a Minnesota limited liability company, the Debtor’s one hundred percent (100%) Membership Interest in Gold Rush I, LLC, a Minnesota limited liability company, The Debtor’s one hundred percent (100%) Membership Interest in Southwest Casino Deadwood, LLC and the Debtor’s one hundred percent (100%) Membership Interest in SW Missouri, LLC, a Minnesota limited liability company (collectively, the “Pledged Interest”) and the certificates, if any, representing the Pledged Interests, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interests; and any additional membership interests of North Metro Harness Initiative, LLC, Gold Rush I, LLC, Southwest Casino Deadwood and SW Missouri from time to time acquired by Debtor in any manner (which membership interest shall be deemed to be part of the Pledged Interests), and the certificates representing such additional Membership Interests, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Membership Interests.

3.             Without limiting the generality of the foregoing, the Debtor’s 10,000 shares of common stock in Southwest Entertainment, Inc., a Minnesota corporation, represented by Certificate No. 1 (the “Pledged Interest”) and the Pledged Interests and the certificates, if any, representing the Pledged Interests, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interests; and any additional stock of a Southwest Entertainment, Inc., a Minnesota corporation, from time to time acquired by Pledgor in any manner (which stock shall be deemed to be part of the Pledged Interests), and the certificates representing such additional stock, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such stock.

4.     Without limiting the generality of the foregoing, all of the Debtor’s right, title and interest in and any and all rights to payments from and receive payments under, and all of the Debtor’s Accounts arising under that certain Third Amended and Restated Gaming Management Agreement (the “Casino Management Agreement”) dated June 16, 1995, by and between the Debtor and the Cheyenne and Arapaho Tribes of Oklahoma, a federally recognized tribe, (the “Tribe”) as amended from time to time, and a security interest in all collateral agreements, documents and negotiable instruments entered into by and between the Debtor and the Tribe in connection therewith, including payments due and to become due thereunder, provided that the Secured Party shall have no obligations under such agreements, documents and negotiable instruments or rights to manage the “Gaming Facility” as defined in the Casino Management Agreement, upon the occurrence of an Event of Default.

5.             Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in Exhibit B attached hereto.

EXHIBIT B

(Definitions)

“Accounts” means all of the Debtor’s accounts, as such term is defined in the Uniform Commercial Code in effect in the State of Minnesota (the “UCC”), including without limitation the aggregate unpaid obligations of customers and other account debtors to the Debtor arising out of the sale or lease of goods or rendition of services by the Debtor on an open account or deferred payment basis.

“Equipment” means all of the Debtor’s equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Secured Party by the Debtor.

“General Intangibles” means all of the Debtor’s general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Debtor’s name, and the goodwill of the Debtor’s business.

“Inventory” means all of the Debtor’s inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, finished goods, raw materials, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

“Investment Property” means all of the Debtor’s investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

“Receivables” means each and every right of the Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Debtor or by some other person who subsequently transfers such person’s interest to the Debtor, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which the Debtor may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

“Security Documents” shall have the meaning assigned thereto in the Credit Agreement.